Exhibit 23.11

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Bed Bath & Beyond, Inc. of our report dated June 24, 2026, relating to the financial s tatements of Southwind Building Products, LLC as of December 31, 2025 and for the year then ended, included as Exhibit 99.6 to the Current Report on Form 8-K filed on August 4, 2026.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Estes & Walcott, Certified Public Accountants

Dalton, Georgia
August 4, 2026